Exhibit 10.1

FUTURE IT INC
SHARE OPTION PLAN

2007 SHARE OPTION PLAN

SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as Share Option Plan (the "ESOP").

1.	PURPOSE

The ESOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, to encourage the sense of proprietorship of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ESOP.

2.	DEFINITIONS

For purposes of the ESOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1	"Affiliate" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

2.2	"Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3	"Board" means the Board of Directors of the Company.

2.4	"Capital Gain Option (CGO)" as defined in Section 5.4 below.

2.5	"Chairman" means the chairman of the Committee.

2.6	"Committee" means a Share option compensation committee appointed by the Board which shall consist of no fewer than two members of the Board.

2.7	"Company" means FUTURE IT INC.

2.8	"Controlling Shareholder" shall have the meaning ascribed to it in section 32(9) of the Ordinance.

2.9	"Date of Grant" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.

2.10	"Employee" means a person who is employed by the Company or its Affiliates pursuant to an employment contract, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

2.11	"Expiration date" means the date upon which an Option shall expire, as set forth in Section 10.2 of the ESOP.

2.12	"Fair Market Value" means as of any date, the value of a share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ Smallcap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day.

Prior to time of determination, as reported in the Wall Street Journal or such other source as he Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, The Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination or;

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.13	"IPO" means the initial public offering of the Company's shares.

2.14	"ESOP" means this Share Option Plan.

2.15	"ITA" means the Israeli Tax Authorities.

2.16	"Non-Employee" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.17	"Ordinary Income Option (OIO)" as defined in Section 5.5 below.

2.18	"Option" means an option to purchase one or more Shares of the Company pursuant to the ESOP.

2.19	"102 Option" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.20	"3(i) Option" means an Option granted pursuant to Section 3 (i) of Ordinance to any person who is Non-Employee.

2.21	"Optionee" means a person who receives or holds an Option under ESOP.

2.22	"Option Agreement" means the Share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

2.23	"Ordinance" means the 1961 Israeli Income Tax Ordinance (New Version) 1961 as now in effect or as hereafter amended.

2.24	"Issuance Price" means the price for each Share subject to an Option which price; can not be below the par value of a Share.

2.25	"Section 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

2.26	"Share" means the ordinary shares, 0.0001 USD par value, of the Company.

2.27	"Successor Company" means any entity the Company is merged to or is acquired by, in which the Company is not surviving entity.

2.28	"Transaction" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

2.29	"Trustee" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with provisions of Section 102 (a) of the Ordinance.

2.30	"Unapproved 102 Option" means an Option granted pursuant to Section 102 (c) of the Ordinance and not held in trust by a Trustee.

2.31	"Vested Option" means any Option, which has already been vested according to the Vesting Dates.

2.32	"Vesting Dates" means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 11 of the ESOP.

3.	ADMINISTRATION OF THE ESOP

3.1	The Board or the Committee shall have the power to administer the ESOP, all as provided by applicable law and in the Company's incorporation documents. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

3.2	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall advisable, all in accordance with applicable law.

3.3	The Committee shall have the full power and authority, subject to approval of the Board to extent required under applicable law or under the Company's Articles of Association to: (i) designate optionees; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares to be covered by each Option; (iv) make an election as to the type of 102 Approved Option; and (v) designate the type of Options. (vi) alter any restrictions and conditions of any Options or Shares subject to any Options (vii) interpret the provisions and supervise the administration of the ESOP; (viii) accelerate the right of an Optionee to exercise in whole, any previously granted Option; (ix) determine the Purchase Price of the Option; (x) prescribe, amend and rescind rules and regulations relating to the ESOP; and (xi) make all other determinations deemed necessary or advisable for administration of the ESOP.

3.4	The Board or the Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may prescribe in accordance with provisions of the ESOP.

3.5	Subject to the Company's Articles of Association and applicable law, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ESOP shall be made by majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles of Association, as the same may be in effect from time to time.

3.6	The interpretation and construction by the Committee of any provisions of the ESOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including but not limited to the provisions of applicable law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act omission to act in connection with the ESOP unless arising out of such members own fraud or bad faith, to extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under any agreement, any vote of shareholder of the Company or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the ESOP as Optionees shall include any Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options and (ii)Non Employees and Employees who qualify as Controlling Shareholders may only be granted 3 (i) Options.

4.2	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ESOP or any other option or share plan of the Company or any of its Affiliates.

4.3	Anything in ESOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Articles of Association and any applicable law, as in effect from time to time.

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1	The Company may designate Options granted to Employees pursuant to section 102 as Unapproved Options or Approved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this ESOP adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this ESOP by the ITA.

5.3	Approved 102 Option may either be classified as Capital Gain Option ("CGO") or Ordinary Income Option ("OIO").

5.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with provisions of Section 102 (b)(2) shall be referred to herein as CGO.

5.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102 (b) (1) shall be referred to herein as OIO.

5.6	The Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ESOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Option during the period indicated herein, all in accordance with the provisions of Section 102 (g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

5.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Option shall be subject to terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9	With regards to Approved 102 Options, the provisions of the ESOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ESOP and of the Option Agreement. Any provisions of Section 102 and/or the said permit which necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ESOP or the Option Agreement, shall be considered binding upon the Company and the Optionees

5.10	The Approved 102 Options will automatically without any notice being required expire in case the Employee is no longer contracted as employee with the Company or an Affiliate. In such event, the remuneration for the Employee in case of expiration of the Approved 102 Options will be similar to price for which the Employee has originally purchased the Options;

6.	TRUSTEE

6.1	Approved 102 Options which shall be granted under ESOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other Shares received subsequently following any realization of rights, including without limitation bonus Shares, shall be allocated or issued to the Employee and held by the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Option, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2	Notwithstanding anything to the contrary, Shares will only be issued by the Company upon exercise of Approved 102 Options after the full payment by the Optionee of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders procedures promulgated thereunder, an Optionee shall not sell or release from trust any Shares, received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

6.4	Upon receipt of Approved 102 Option, the Optionee will sign an undertaking the release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ESOP, or any Approved 102 Option or Share granted to him thereunder.

7.	SHARES RESERVED FOR THE ESOP; RESTRICTION THEREON

7.1	The Company's authorized share capital amounts to 0.0001 USD consisting of 2,500,000 ordinary shares with a par value of 0.0001 USD each. At the date of ESOP, 2,500,000 shares have been issued. The issuance of shares over and above the authorized share capital requires a resolution of the general meeting of shareholders to amendment the Articles of Association and increase the authorized share capital. In order to fullfill the requirements under the ESOP the Company will issue 2,500,000 new ordinary Shares with a par value of 0.0001 USD each. The Company will be obliged to issue new shares to the Optionee at the moment the option right will be exercised by the Optionee, in conformity with ESOP

7.2	Each Option granted pursuant to the ESOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3 (i) Option), the Vesting Dates, the Issuance Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ESOP.

7.3	Until the consummation of an IPO, holders of Shares issued pursuant to this ESOP shall be required at first demand of the Board to issue a suitable power of attorney (the "PoA"), in the a form substantially similar to the model PoA attached to this ESOP, such PoA to be assigned to the person or persons designated by the Board. Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with approval of the Company) arising out of any act or omission to act in connection with the voting of such PoA unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be addition to any rights of indemnification the person(s) may have as a director or otherwise under any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Approved 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

8.	ISSUANCE PRICE

8.1	The Issuance Price of each Share subject to an Option shall determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Issuance Price determined for each Optionee.

8.2	The Issuance Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine, provided that at least 25% of the par value of any Shares issued must be paid up on issue. Furthermore, the notarial fee involved with the notarial deed of the issuance of shares in the Company at the moment the Option will be exercised by the Optionee, will be due at the moment the Option will be granted to the Employee. This notarial fee will be payable to the Committee.

8.3	The Issuance Price shall be denominated in currency of primary economic environment of, either the Company or the Optionnee (that is the functional currency of the Company or the currency in which the Optionnee is paid) as determined by the Company.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ESOP shall be adjusted as hereafter provided:

9.1	In the event of Transaction, the unexercised Options then outstanding under the ESOP shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Issuance Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

9.2	Notwithstanding the above and subject to any applicable law, unless the Board or the Committee determines otherwise with respect to certain Option Agreements, there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, all unexercised Options shall expire automatically without any notice being required as of the date of Transaction.

9.3	For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, The Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a (legally prescribed) majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of majority of the outstanding shares in Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4	If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ESOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at the time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten- days period, all remaining outstanding Options will terminate automatically without further notice being required immediately.

9.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of the share dividend (bonus shares), share split, conversion, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ESOP or subject to any Options therefore granted, and the Issuance Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Issuance Pric provided, however, that no adjustment shall be made by reason of distribution of subscription rights (rights offering) on outstanding shares in the capital of the Company. Upon the occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ESOP (a set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

9.6	Anything herein to the contrary notwithstanding, if prior to the completion of the IPO all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ESOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

9.7	The Optionee acknowledges that in the event that the Company's shares shall be registered for trading in any public market, Optionee's rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

10.	TERM AND EXERCISE OF OPTIONS

10.1	Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the "Representative"), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or Representative and the payment of the Issuance Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised. Shares shall be issued pursuant to a notarial deed of issue to which the Company and the Optionee or the Trustee (as the case may be) are a party, executed by a notary, within a reasonable time following receipt by the Company of the exercise notice. The Optionee or the Trustee (as the case may be) shall be required to execute the necessary proxy to facilitate the execution of the notarial deed of issue. A release of Shares by the Trustee following a lapse of the Holding Period required under Section 102 of the Ordinance and subject to the payment of the tax due, shall be effected through a notarial deed of transfer to which the Company, the Optionee and the Trustee are a party, executed by a notary within a reasonable time following the lapse of Holding Period.

10.2	Options, to extent not previously exercised, shall automatically without any notice being required terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below (iii) the termination of the employment of Employee with the Company or an Affiliate.

10.3	The Options may only be exercised by the Optionee in whole, and under no circumstance in part, at the Vesting Date to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to provisions of section 10.5 below, the Optionee is employed by the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4	In the event of termination of optionee's employment, for whatever cause, with the Company or any of its Affiliates, all Options or shares granted to such Optionee will immediately and automatically without any notice being required will allocated to the company. A notice of termination of employment by the Company or any of its Affiliates shall be deemed to constitute termination of employment. For the avoidance of doubt, in case of such termination of employment, the unvested portion of the Optionee's Option shall not vest and shall be allocated to the company.To avoid doubt, the holders of Options shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares issuable upon the exercise of the Options, until such Shares have been issued to the Optionee upon exercise of the Options in accordance with the provisions of the ESOP, section 10.1 above and applicable law, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ESOP.

10.5	Any form of Option Agreement authorized by the ESOP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.6	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.	VESTING OF OPTIONS

11.1	Subject to the provisions of the ESOP, each Option shall vest on the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no option shall be exercisable after the Expiration Date.

11.2	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

12.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionee's shall have a right of first refusal in relation with any sale of shares in the Company.

12.2	Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months and one day of the date of exercise of such Option or issuance of such Shares, whichever moment is later in time. Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, the sale of Shares issuable upon the exercise of an Option shall be subject first to right of first refusal of the existing shareholders of the Company, pro rata according to their shareholding in the Company and in accordance with the Articles of Association. To the extent not all Shares are sold pursuant to the right of first refusal of the existing shareholders, the remaining Shares are subject to a right of first refusal of the Repurchaser(s). Repurchaser(s) means (i) the Company or an Affiliate designated by the Committee, if permitted by applicable law Immediately following the procedure described in the Articles of Association regarding the right of first refusal of the existing shareholders, the Optionee shall give a notice to sale (hereinafter the "Notice") to the Company in order to offer the Shares to the Repurchaser(s).

12.3	The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the "Proposed Transferee"), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the "Notice Period"), to purchase all or part of the offered Shares on a pro rata basis based upon their respective holdings in the Company.

12.4	If by the end of the Notice Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee shall be entitled to sell such Shares at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any sale of Shares issued under the ESOP or the Option Agreement shall be null and void.

13.	DIVIDENDS

13.1	With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends pro-rata to his holding of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

14.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS OR SHARES

14.1	No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, except as specifically allowed under the ESOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

14.2	As long as the Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee in the Shares are personal, can not be transferred, assigned, pledged, mortgaged or otherwise encumbered, other than pursuant to laws of inheritance.

14.3	If shareholders having more than 50% of the voting power in the Company decide to sell and transfer their Shares to a third party, the Optionee may then be required by the Board or the Committee to sell and transfer all its Shares to that same party and subsequently join with such shareholder(s) as a vendor of their Shares to such third party upon the same terms and conditions and at the same price per share at which such shareholders sell their Shares in the Company to the third party. The Optionee should be informed about this sale and transfer by written notice, and subject to the payment of the tax liability.

15.	EFFECTIVE DATE AND DURATION OF ESOP

The ESOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

The Company shall obtain the approval of the Company's shareholders for the adoption of this ESOP or for any amendment to this ESOP, if shareholders approval is necessary or desirable to comply with any applicable law including without limitation the US securities law or securities laws of other jurisdiction applicable to Options granted to Optionees under this ESOP, or if shareholders approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

16.	AMENDMENTS OR TERMINATION

The Board my at any time, but after consultation with the Trustee, amend, alter, suspend, extend or terminate the ESOP. No amendment, alteration, suspension, extension or termination of ESOP shall impair the rights of any Optionee unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ESOP shall not affect the Committee's ability to exercise the powers granted under to it hereunder with respect to Options granted under the ESOP prior to the date of such termination.

17.	GOVERNMENT REGULATIONS

The ESOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of Shares under any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under securities laws of any jurisdiction.

18.	CONTINUANCE OF EMPLOYMENT

Neither the ESOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or a Subsidiary thereof, to continue any Optionee in its employ and nothing in the ESOP or any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary thereof or restrict the right of the Company or a Subsidiary thereof to terminate such employment hiring at any time.

19.	GOVERNING LAW & JURISDICTION

The ESOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ESOP.

20.	TAX CONSEQUENCES

20.1	In principle any USA and Israeli tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.2	The Company and/or the Trustee shall not be required to issue or transfer any Share (as the case may be) to an Optionee until all required payments have been fully made.

21.	NON-EXCLUSIVITY OF THE ESOP

The adoption of the ESOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of Options otherwise than under the ESOP, and such arrangements may be either applicable generally or only un specific cases.

For the avoidance of doubt, prior grant of Options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.	MULTIPLE AGREEMENTS

The terms of each Option may differ other Options granted under ESOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ESOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.